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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549



                                   FORM 8-K
                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



        Date of report (date of earliest event reported):  June 5, 2002
                                                           ------------


                            ASPEN TECHNOLOGY, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


           Delaware                     0-24786                04-2739697
-------------------------------       ------------         -------------------
(State or other jurisdiction of       (Commission           (I.R.S. Employer
 incorporation or organization        File Number)         Identification No.)


                Ten Canal Park, Cambridge, Massachusetts  02141
             ----------------------------------------------------
             (Address of principal executive office and zip code)


      Registrant's telephone number, including area code:  (617) 949-1000
                                                           ---------------

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ITEM 5.  OTHER EVENTS

A. PRIVATE PLACEMENT
   -----------------

         On May 9, 2002, we entered into a securities purchase agreement pursuant to which we agreed to sell common stock and warrants to a small group of institutional and individual investors in a private placement for an aggregate purchase price of approximately $50 million. We received approximately $43.2 million in proceeds from the institutional investors as of May 9, 2002 and received an additional $6.8 million from the individual investors as of May 30, 2002.

         We used the net proceeds from the private placement to fund a portion of the purchase price for our acquisition of Hyprotech Ltd. and related subsidiaries, as described in a separate current report on Form 8-K filed on May 31, 2002.

        Our obligations to the investors are contained in the securities purchase agreement, registration rights agreement and the warrants issued in connection with the private placement. The summary contained in this current report on Form 8-K does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the detailed provisions of those documents, copies of which are filed as Exhibits 99.1, 99.2, 99.3 and 99.4 to this current report on Form 8-K.

        Under the securities purchase agreement, we issued the following securities:

        - 4,166,665 shares of common stock at a purchase price of $12.00 per share;

        - warrants, exercisable until May 9, 2007, to purchase 750,000 shares of common stock at a price of $15.00 per share; and

        - unit warrants, exercisable until July 23, 2002, to purchase (a) up to 2,083,333 shares of common stock at an exercise price of $13.20 per share and (b) additional warrants, exercisable until May 9, 2007, to purchase up to 375,000 shares of common stock at an exercise price of $15.60 per share.

        If we issue additional shares of common stock, or instruments convertible or exchangeable for common stock, at an effective net price less than the exercise price of any of the five-year warrants, then the exercise price of the warrants will be adjusted pursuant to a weighted-average anti-dilution formula. These adjustments do not apply, however, to the issuance of public offerings, strategic arrangements, mergers or acquisitions, and grants and purchases of securities pursuant to equity incentive plans.

        Under the registration rights agreement, we have agreed to register for resale under the Securities Act the common stock issued in the private placement, as well as the common stock issuable upon exercises of the warrants issued in the private placement. We have agreed to use our best efforts to cause a registration statement on Form S-3 to be declared effective by July 15, 2002 and to keep the registration statement effective, with limited exceptions, until July 23, 2004. If the registration statement is not declared and maintained effective as required, we may be required to pay cash penalties to the investors and, if the deficiencies remain uncured, we may be required to repurchase all or a portion of the securities issued in the private placement.


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B. AMENDMENT TO RIGHTS AGREEMENT
--------------------------------

        In connection with the private placement described above, we amended our rights agreement dated as of March 12, 1998 with American Stock Transfer & Trust Company, as rights agent, in order to exclude from the provisions of the rights agreement any beneficial ownership of common stock by certain institutional investors deemed to result from the purchase of common stock or the exercise of warrants issued in connection with the private placement. A copy of the amendment is included as an exhibit to this current report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)     Financial Statements of Business Acquired

        Not applicable.

(b)     Pro Forma Financial Information

        Not applicable.

(c)     Exhibits

Exhibit
Number        Description
-------       -----------

  4.1* Amendment No. 4, dated as of May 9, 2002, to Rights Agreement dated as of March 12, 1998 between Aspen Technology, Inc. and American Stock Transfer & Trust Company, as Rights Agent

 99.1 Securities Purchase Agreement dated as of May 9, 2002 between Aspen Technology, Inc. and the Purchasers listed therein, and related Amendment dated as of June 5, 2002

 99.2 Amended and Restated Registration Rights Agreement dated as of June 5, 2002 between Aspen Technology, Inc. and the Purchasers named therein

 99.3         Form of Warrant of Aspen Technology, Inc. dated as of May 9, 2002

 99.4         Form of Unit Warrant of Aspen Technology, Inc. dated as of May 9,
              2002

* Filed as an exhibit to Amendment No. 4 to Form 8-A of Aspen Technology, Inc. filed with the SEC on May 31, 2002, and incorporated herein by reference.


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                                  SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ASPEN TECHNOLOGY, INC.


Date:  June 5, 2002                           By:

                                              /s/ Lisa W. Zappala
                                              ----------------------------------
                                              Lisa W. Zappala
                                              Senior Vice President and
                                              Chief Financial Officer




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